EXHIBIT 99

ADP Reports Second Quarter Fiscal 2009 Results; Second Quarter Revenues Grow 2.5%; EPS From Continuing Operations Increases 7%, or 11% Excluding $0.02 Per Share Benefit From a Favorable Tax Settlement in Last Year's Second Quarter; Confirms Fiscal 2009 Revenue and EPS Growth Forecasts

ROSELAND, N.J., Feb. 3, 2009 (GLOBE NEWSWIRE) -- Automatic Data Processing, Inc. (Nasdaq:ADP) reported 2.5% revenue growth to $2.20 billion for the second fiscal quarter ended December 31, 2008, Gary C. Butler, president and chief executive officer, announced today. Revenue growth was negatively impacted nearly 3 percentage points by unfavorable foreign exchange rates during the quarter. Pretax earnings from continuing operations grew 7%. Net earnings from continuing operations grew 3% and diluted earnings per share from continuing operations increased 7% to $0.59 from $0.55 a year ago on fewer shares outstanding. The prior fiscal year's second quarter included a favorable settlement of a state tax matter which reduced our provision for income taxes by $12.4 million. This tax benefit reduced the prior fiscal year's second quarter effective tax rate nearly 3 percentage points to 33.8% and contributed approximately $0.02 to earnings per share to the quarter ended December 31, 2007. Excluding the prior year's favorable tax settlement, fiscal 2009 net earnings and diluted earnings per share from continuing operations increased 8% and 11%, respectively.

Fiscal year-to-date, ADP acquired 11.1 million shares of its stock for treasury at a cost of over $450 million. Cash and marketable securities at December 31, 2008 were $1.45 billion.

Commenting on the results, Mr. Butler said, "Despite economic headwinds, I am pleased that ADP continues to grow. As anticipated, ADP's second quarter revenue growth was negatively impacted by a stronger U.S. dollar compared to last year's second quarter. Additionally, the weakened selling environment in Employer Services and PEO Services continued due to market uncertainty about the length and depth of the U.S. recession. Our same-store-sales employment metric turned negative during the quarter, reflecting rising U.S. unemployment levels. Dealer Services' results continue to reflect the state of the North American automobile market, posting a 1% decline in revenues for the quarter. In spite of these challenges, we continue to make investments that will drive our strategic growth program while appropriately controlling spending."

Employer Services

"Employer Services' revenues increased 6% in the second quarter compared with the same period last year. In the United States, revenues from our payroll and payroll tax filing business grew 3%, and beyond payroll revenues grew 10%. The number of employees on our clients' payrolls in the United States decreased 0.6%, as measured on a same-store-sales basis for clients on our AutoPay platform. Worldwide client retention continued at excellent levels, although declining 0.5 percentage points fiscal year to date through December 31, 2008 compared with the same period last year. Retention continued to be negatively impacted by price sensitivity and an increased level of out of businesses as a result of the weak economy. The dollar value of new business sold worldwide during the quarter in Employer Services and PEO Services was 13% less than the prior year's second quarter reflecting continued economic uncertainty in the market. The dollar value of new business sold during the quarter represents the expected new annual recurring revenue dollars to be generated from each sale. Employer Services' pretax margin improved 160 basis points due to operating leverage, continued expense controls, and lower selling expenses from lower new business sales."

PEO Services

"PEO Services' revenues increased 14% in the second quarter compared with the same period last year. PEO Services' pretax margin was flat compared to the year ago period as a result of higher benefits pass through costs. Average worksite employees paid by PEO Services increased over 22,000 to approximately 193,000, or 13%, compared with the second quarter of fiscal 2008."

Dealer Services

"Dealer Services' revenues declined 1% in the second quarter compared with the same period last year. Pretax margin expanded 30 basis points. Ongoing difficulties in the North American auto markets have resulted in continued dealership consolidations and closings, with remaining dealers under pressure to reduce costs. While sales are lower compared with a year ago, I am pleased with our continued win rate versus the competition, which has enabled us to gain market share in a consolidating North American marketplace."

Interest on Funds Held for Clients and Interest Expense

"Safety and liquidity of our clients' funds are the foremost objectives of our investment strategy. Client funds are invested in accordance with ADP's prudent and conservative investment guidelines and the overall credit quality of the investment portfolio is AAA/AA."

"For the second fiscal quarter, interest on funds held for clients of $147.3 million declined $14.7 million, or 9.1%, due to a decline of 30 basis points in the average interest yield to 4.2%, and a decline of 1.2% in average client funds balances to $14.1 billion."

"Interest expense of $8.1 million for the second quarter declined $22.6 million, or 73.6% compared with the same period last year. The decline in interest expense was primarily the result of a 390 basis point decline in our average commercial paper borrowing rate to 0.7%, partially offset by higher average daily commercial paper borrowings which increased $0.3 billion to $2.5 billion. We utilize our short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations in order to extend the maturities of our investment portfolio, thus averaging our way through an interest rate cycle."

Fiscal 2009 forecast

"As we enter into the second half of fiscal 2009, we continue to face headwinds from a difficult economic environment. The strength of our business model with highly recurring revenues, strong client retention, the laddered investment strategy for our client funds portfolio, and execution against our cost containment measures, enable us to maintain our fiscal 2009 forecasts in this challenging period. We continue to anticipate 2% to 3% revenue growth, and 10% to 14% growth in diluted earnings per share from continuing operations, up from $2.18 in fiscal 2008 (which excludes the net one-time gain of $0.02 per share recorded in the fourth quarter of fiscal 2008). Our revenue growth forecast for the year is negatively impacted about two percentage points due to our assumption of unfavorable foreign exchange rates continuing for the remainder of the fiscal year."

"For Employer Services, we continue to anticipate revenue growth of about 5%, and currently anticipate about 100 basis points of pretax margin expansion. We anticipate 14% to 15% revenue growth for PEO Services, and up to 50 basis points of pretax margin expansion. Despite the difficult selling environment, we are still on track to deliver over $1 billion worldwide in new business sales for Employer Services and PEO Services on a combined basis, which represents a decline of about 10% from about $1.15 billion in new business sales last fiscal year. For Dealer Services, we anticipate revenues will be flat to slightly down, and a flat pretax margin compared with a year ago. This updated forecast reflects the considerable challenges facing the automotive industry, and includes Dealer Services' recently announced acquisition of Automaster Oy, a DMS provider based in Finland, with established footprints in many markets, including the Nordic region, Central and Eastern Europe, and Russia."

"We have also updated our client funds portfolio forecast. The interest assumptions in our current forecast assume overnight funds will yield nearly 0.5% on average for the remainder of the fiscal year. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of January 26, 2009 were used to forecast new purchase rates for the extended and client long portfolios, respectively."

"Interest on funds held for clients is expected to decline $75 to $80 million, or 11% to 12%, from $684.5 million in fiscal 2008 based on an approximate 40 basis point decline in the expected average interest yield to about 4.0%, and an anticipated decline of 1% to 2% in average client funds balances. This updated forecast includes an unfavorable Canadian foreign exchange rate which is expected to negatively impact our full-year average client funds balance forecast by 1.5 percentage points. The forecasted interest on funds held for clients is $10 to $20 million lower than our previous estimate primarily due to the expected lower average client funds balances as a result of lower forecasted wage growth, including lower bonuses, and an increased negative impact expected from the Canadian foreign exchange rate."

"Interest expense is expected to decline about $50 million from $80.5 million in fiscal 2008, primarily from lower interest expense on our short-term financing related to our client funds extended investment strategy due to an expected decline of approximately 320 basis points in average commercial paper borrowing rates, partially offset by an expected increase of about $0.4 billion in average daily commercial paper borrowings to about $1.9 billion. This interest expense forecast is $10 to $15 million favorable to our previous estimate primarily due to expected lower borrowing costs."

"The changes in the interest on funds held for clients and interest expense forecasts result in an estimated net $5 million reduction to pretax earnings, or less than $0.01 per share."

"There are numerous challenges facing businesses today. Economic indicators are weak, and no one is immune to the pressures of a recession. However, I am pleased that ADP continues to grow and navigate successfully through this uncertain economic environment. ADP is a leader in its industry and I continue to believe that ADP's long-term opportunities for growth are strong," Mr. Butler concluded.

Website Schedules

The schedules of quarterly and full-year revenue and pretax earnings by reportable segment for fiscal years 2007, 2008, and through the second quarter of 2009 have been posted to the Investor Relations home page (http://www.investquest.com/iq/a/adp/index.htm) of our website www.adp.com under Financial Data, along with the quarterly and full-year statements of earnings for fiscal 2007 and fiscal 2008.

An analyst conference call will be held today, Tuesday, February 3 at 8:30 a.m. EST. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to ADP's home page, www.adp.com, or ADP's Investor Relations home page, http://www.investquest.com/InvestQuest/a/adp/, and click on the webcast icon. The presentation will be available to download and print approximately 60 minutes before the webcast at the ADP Investor Relations home page at http://www.investquest.com/iq/a/adp/index.htm. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same Web site.

About ADP

Automatic Data Processing, Inc. (Nasdaq:ADP), with nearly $9 billion in revenues and over 585,000 clients, is one of the world's largest providers of business outsourcing solutions. Leveraging nearly 60 years of experience, ADP offers a wide range of HR, payroll, tax and benefits administration solutions from a single source. ADP's easy-to-use, cost-effective solutions for employers provide superior value to companies of all types and sizes. ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine and recreational vehicle dealers throughout the world. For more information about ADP or to contact a local ADP sales office, reach us at 1.800.225.5237 or visit the company's Web site at www.ADP.com.

 Automatic Data Processing, Inc. and Subsidiaries
 Condensed Consolidated Balance Sheets
 (In millions)
 (Unaudited)
                                          December 31,   June 30,
                                             2008          2008
                                         ------------  ------------
 Assets
 ------

 Cash and cash equivalents/Short-term
      marketable securities               $ 1,371.6     $ 1,583.8
 Other current assets                       1,928.2       1,806.2
                                          ---------     ---------
      Total current assets before funds
       held for clients                     3,299.8       3,390.0
 Funds held for clients                    25,357.6      15,418.9
                                          ---------     ---------
      Total current assets                 28,657.4      18,808.9

 Long-term marketable securities (A)           81.0          76.5
 Property, plant and equipment, net           721.0         742.9
 Other non-current assets                   3,901.6       4,106.1
                                          ---------     ---------
      Total assets                        $33,361.0     $23,734.4
                                          =========     =========

 Liabilities and Stockholders' Equity
 ------------------------------------
 Other current liabilities                $ 2,057.2     $ 2,046.9
 Client funds obligations                  25,170.4      15,294.7
                                          ---------     ---------
      Total current liabilities            27,227.6      17,341.6

 Long-term debt                                51.2          52.1
 Other non-current liabilities              1,244.5       1,253.5
                                          ---------     ---------
      Total liabilities                    28,523.3      18,647.2

 Total stockholders' equity                 4,837.7       5,087.2
                                          ---------     ---------
      Total liabilities and
       stockholders' equity               $33,361.0     $23,734.4
                                          =========     =========

 (A)  As of June 30, 2008, long-term marketable securities include
      $11.7 million of securities that have been pledged as collateral under the Company's reverse repurchase agreement.

 Automatic Data Processing, Inc. and Subsidiaries
 Consolidated Statements of Earnings
 (In millions, except per share amounts)
 (Unaudited)
                             Three Months Ended     Six Months Ended
                                December 31,          December 31,
                              2008       2007       2008        2007
                           --------    --------   --------    --------

 REVENUES:
 Revenues, other than
  interest on funds held
  for clients and
  PEO revenues             $1,772.6    $1,738.8  $3,525.0    $3,342.4
 Interest on funds
  held for clients            147.3       162.0     299.2       316.5
 PEO revenues (A)             283.4       249.3     560.5       483.2
                           --------    --------  --------    --------
 Total revenues             2,203.3     2,150.1   4,384.7     4,142.1
                           --------    --------  --------    --------
 EXPENSES:
 Costs of revenues:
  Operating expenses        1,007.1       979.8   2,054.1     1,888.1
  Systems development
   and programming costs      123.1       128.8     253.4       253.1
  Depreciation
   and amortization            57.3        59.6     116.7       119.0
                           --------    --------  --------    --------
  Total costs of
   revenues                 1,187.5     1,168.2   2,424.2     2,260.2

 Selling, general
  and administrative
  expenses                    573.1       554.5   1,099.8     1,088.1
 Interest expense               8.1        30.7      27.4        60.1
                           --------    --------  --------    --------
 Total expenses             1,768.7     1,753.4   3,551.4     3,408.4
                           --------    --------  --------    --------

 Other income, net            (38.6)      (43.9)    (81.2)      (88.4)
                           --------    --------  --------    --------
 Earnings from
  continuing
  operations before
  income taxes                473.2       440.6     914.5       822.1

 Provision for income
  taxes                       172.8       149.0     336.2       290.1
                           --------    --------  --------    --------

 Net earnings from
  continuing
  operations               $  300.4    $  291.6  $  578.3    $  532.0

 Earnings / (loss) from
  discontinued operations,
  net of (benefit)
  / provision for income
  taxes of $(0.1) and
  $(0.4) for the three
  months ended December 31,
  2008 and 2007,
  respectively, and $1.0
  and  $30.8 for the six
  months ended December
  31, 2008 and 2007,
  respectively                  0.1        (0.4)     (1.0)       56.5
                           --------    --------  --------    --------

 Net earnings
                           $  300.5    $  291.2  $  577.3    $  588.5
                           ========    ========  ========    ========
 Basic earnings per
  share from continuing
  operations               $   0.60    $   0.56  $   1.14    $   1.01
 Basic earnings
  per share
  from discontinued
  operations (B)                 --          --        --        0.11
                           --------    --------  --------    --------
 Basic earnings per share  $   0.60    $   0.56  $   1.14    $   1.12
                           ========    ========  ========    ========
 Diluted earnings
  per share
  from continuing
  operations               $   0.59    $   0.55  $   1.14    $   1.00
 Diluted earnings
  per share
  from discontinued
  operations (B)                 --          --        --        0.11
                           --------    --------  --------    --------
 Diluted earnings
  per share                $   0.59    $   0.55  $   1.13    $   1.10
                           ========    ========  ========    ========

 Dividends per
  common share             $ 0.3300    $ 0.2900  $ 0.6200    $ 0.5200
                           ========    ========  ========    ========

 (A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $3,283.4 and $2,964.9 for the three months ended December 31, 2008 and 2007, respectively, and $6,082.0 and
     $5,369.1 for the six months ended December 31, 2008 and 2007, respectively.

 (B) The $0.11 in basic and diluted EPS for the six months ended
     December 31, 2007 relates to the gain on the sale of the Travel
     Clearing business.

 Automatic Data Processing, Inc. and Subsidiaries
 Other Selected Financial Data
 (Dollars in millions, except per share amounts)
 (Unaudited)
                                        Three Months Ended
                                           December 31,
                                2008      2007     Change   % Change
                              --------  --------  --------  --------
 Revenues (A)
 ------------
   Employer Services          $1,645.6  $1,555.8  $   89.8        6%
   PEO Services                  285.4     251.1      34.3       14%
   Dealer Services               342.7     347.2      (4.5)     (1)%
   Other                         (70.4)     (4.0)    (66.4)  (100)+%
                              --------  --------  --------
                              $2,203.3  $2,150.1  $   53.2        2%
                              --------  --------  --------
 Pre-tax earnings from
  continuing operations (A)
 --------------------------
   Employer Services          $  431.8  $  382.9  $   48.9       13%
   PEO Services                   30.1      26.4       3.7       14%
   Dealer Services                57.4      57.0       0.4        1%
   Other                         (46.1)    (25.7)    (20.4)    (79)%
                              --------  --------  --------
                              $  473.2  $  440.6  $   32.6        7%
                              --------  --------  --------
 Pre-tax margin (A)
 ------------------
   Employer Services             26.2%     24.6%      1.6%
   PEO Services                  10.5%     10.5%      0.0%
   Dealer Services               16.7%     16.4%      0.3%
   Other                           n/m       n/m       n/m
                              --------  --------  --------
                                 21.5%     20.5%      1.0%
                              ========  ========  ========

                                         Six Months Ended
                                           December 31,
                                2008      2007     Change   % Change
                              --------  --------  --------  --------
 Revenues (A)
 ------------
   Employer Services          $3,212.0  $3,003.5  $  208.5        7%
   PEO Services                  564.7     486.8      77.9       16%
   Dealer Services               681.6     678.9       2.7        0%
   Other                         (73.6)    (27.1)    (46.5)  (100)+%
                              --------  --------  --------
                              $4,384.7  $4,142.1  $  242.6        6%
                              --------  --------  --------
 Pre-tax earnings from
  continuing operations (A)
 -------------------------
   Employer Services          $  801.2  $  703.1  $   98.1       14%
   PEO Services                   58.4      51.4       7.0       14%
   Dealer Services               109.2     107.5       1.7        2%
   Other                         (54.3)    (39.9)    (14.4)    (36)%
                              --------  --------  --------
                              $  914.5  $  822.1  $   92.4       11%
                              --------  --------  --------
 Pre-tax margin (A)
 ------------------
   Employer Services             24.9%     23.4%      1.5%
   PEO Services                  10.3%     10.6%     (0.3)%
   Dealer Services               16.0%     15.8%      0.2%
   Other                           n/m       n/m       n/m
                              --------  --------  --------
                                 20.9%     19.8%      1.1%
                              ========  ========  ========

 (A) Prior year's segment results were adjusted to reflect fiscal year
     2009 budgeted foreign exchange rates.

  n/m - not meaningful

                                            Three Months Ended
                                               December 31,
                                        2008       2007      Change
                                      -------    -------    -------
 Components of other income, net:
 --------------------------------
 Interest income on corporate funds   $ (43.3)   $ (43.2)   $  (0.1)
 Realized gains on
  available-for-sale securities          (1.5)      (0.8)      (0.7)
 Realized losses on
  available-for-sale securities           9.0        0.7        8.3
 Other                                   (2.8)      (0.6)      (2.2)
                                      -------    -------    -------
 Total other income, net              $ (38.6)   $ (43.9)   $   5.3
                                      =======    =======    =======

                                             Six Months Ended
                                               December 31,
                                        2008       2007      Change
                                      -------    -------    -------
 Components of other income, net:
 --------------------------------
 Interest income on corporate funds   $ (89.5)   $ (87.1)    $ (2.4)
 Realized gains on
  available-for-sale securities          (2.6)      (5.4)       2.8
 Realized losses on
  available-for-sale securities          10.9        5.3        5.6
 Other                                     --       (1.2)       1.2
                                      -------    -------    -------
 Total other income, net              $ (81.2)   $ (88.4)   $   7.2
                                      =======    =======    =======

                                         Three Months Ended
                                            December 31,
                                2008      2007     Change   % Change
                              --------  --------  --------  --------
 Earnings per share
  information:
 ------------------
 Net earnings from
  continuing operations       $  300.4  $  291.6  $    8.8        3%
 Net earnings                 $  300.5  $  291.2  $    9.3        3%
 Basic weighted average
  shares outstanding             503.4     523.1     (19.7)     (4)%
 Basic earnings per share
  from continuing
  operations                  $   0.60  $   0.56  $   0.04        7%
 Basic earnings per share     $   0.60  $   0.56  $   0.04        7%

 Diluted net earnings from
  continuing operations       $  300.4  $  291.6  $    8.8        3%
 Diluted net earnings         $  300.5  $  291.2  $    9.3        3%
 Diluted weighted average
  shares outstanding             506.1     530.4     (24.3)     (5)%
 Diluted earnings per share
  from continuing
  operations                  $   0.59  $   0.55  $   0.04        7%
 Diluted earnings
  per share                   $   0.59  $   0.55  $   0.04        7%

                                          Six Months Ended
                                            December 31,
                                2008      2007     Change   % Change
                              --------  --------  --------  --------
 Earnings per share
  information:
 ------------------
 Net earnings from
  continuing operations       $  578.3  $  532.0  $   46.3        9%
 Net earnings                 $  577.3  $  588.5  $  (11.2)     (2)%
 Basic weighted average
  shares outstanding             505.4     525.7     (20.3)     (4)%
 Basic earnings per share
  from continuing
  operations                  $   1.14  $   1.01  $   0.13       13%
 Basic earnings per share     $   1.14  $   1.12  $   0.02        2%

 Diluted net earnings from
  continuing operations       $  578.3  $  532.0  $   46.3        9%
 Diluted net earnings         $  577.3  $  588.5  $  (11.2)     (2)%
 Diluted weighted average
  shares outstanding             509.4     532.9     (23.5)     (4)%
 Diluted earnings per share
  from continuing
  operations                  $   1.14  $   1.00  $   0.14       14%
 Diluted earnings per share   $   1.13  $   1.10  $   0.03        3%

                                                   Three Months Ended
                                                       December 31,
                                                    2008        2007
                                                  --------    --------
 Key Statistics:
 ---------------
 Internal revenue growth:
   Employer Services                                    6%         10%
   PEO Services                                        14%         22%
   Dealer Services                                     (1)%         7%

 Employer Services:
   Change in pays per control - AutoPay product     (0.6)%        1.7%
   Change in client revenue retention
    percentage - worldwide                       (0.3) pts   (0.3) pts
   Employer Services/PEO new business sales
    growth - worldwide                               (13)%          8%

 PEO Services:

   Paid PEO worksite employees at end of period    193,000     174,000
   Average paid PEO worksite employees during
    the period                                     193,000     170,000

                                                    Six Months Ended
                                                       December 31,
                                                    2008        2007
                                                  --------    --------
 Key Statistics:
 ---------------
 Internal revenue growth:
   Employer Services                                    7%          9%
   PEO Services                                        16%         22%
   Dealer Services                                      0%          7%

 Employer Services:
   Change in pays per control - AutoPay product     (0.1)%        1.6%
   Change in client revenue retention
    percentage - worldwide                        (0.5)pts      0.1pts
   Employer Services/PEO new business sales
    growth - worldwide                               (11)%         10%

 PEO Services:
   Paid PEO worksite employees at end of period    193,000     174,000
   Average paid PEO worksite employees during
    the period                                     191,000     168,000

 Automatic Data Processing, Inc. and Subsidiaries
 Other Selected Financial Data, Continued

 (Dollars in millions, except per share amounts
 or where otherwise stated)
 (Unaudited)
                                         Three Months Ended
                                            December 31,
                                2008      2007     Change   % Change
                              --------  --------  --------  --------
 Average investment balances
  at cost (in billions):
   Corporate, other than
    corporate extended        $    1.4  $    1.3  $    0.0        3%
   Corporate extended              3.1       2.4       0.7       27%
                              --------  --------  --------  --------
   Total corporate                 4.5       3.8       0.7       19%
   Funds held for clients         14.1      14.3      (0.2)     (1)%
                              --------  --------  --------  --------
   Total                      $   18.6  $   18.1  $    0.5        3%
                              ========  ========  ========  ========

 Average interest rates
  earned exclusive of
  realized losses
  (gains) on:
   Corporate, other than
    corporate extended            2.9%      4.8%
   Corporate extended             4.3%      4.5%
                              --------  --------
   Total corporate                3.9%      4.6%
   Funds held for clients         4.2%      4.5%
                              --------  --------
   Total                          4.1%      4.5%
                              ========  ========

 Net unrealized gain (loss)
  position at end of period   $  193.7  $  176.5

 Average short-term
  financing (in billions):
   U.S. commercial
    paper borrowings          $    2.5  $    2.1
   U.S. & Canadian reverse
    repurchase agreement
    borrowings                     0.6       0.3
                              --------  --------
                              $    3.1  $    2.4
                              ========  ========

 Average interest rates
  paid on:
   U.S. commercial
    paper borrowings              0.7%      4.6%
   U.S. & Canadian reverse
    repurchase agreement
    borrowings                    1.1%      4.4%

 Interest on funds held
  for clients                 $  147.3  $  162.0  $  (14.7)      (9)%
 Corporate extended
  interest income (B)             33.4      27.0       6.4       24%
 Corporate interest
  expense-short-term
  financing (B)                   (6.0)    (28.7)     22.7       79%
                              --------  --------  --------
                              $  174.7  $  160.2  $   14.5
                              ========  ========  ========

                                          Six Months Ended
                                            December 31,
                                2008      2007     Change   % Change
                              --------  --------  --------  --------
 Average investment balances
  at cost (in billions):
   Corporate, other than
    corporate extended        $    1.5  $    1.5  $   (0.1)      (4)%
   Corporate extended              3.0       2.3       0.7       32%
                              --------  --------  --------  --------
   Total corporate                 4.5       3.8       0.7       18%
   Funds held for clients         14.1      13.9       0.2        1%
                              --------  --------  --------  --------
   Total                      $   18.5  $   17.7  $    0.9        5%
                              ========  ========  ========  ========

 Average interest rates
  earned exclusive of
  realized losses
  (gains) on:
   Corporate, other than
    corporate extended            2.9%      4.9%
   Corporate extended             4.3%      4.4%
                              --------  --------
   Total corporate                4.0%      4.6%
   Funds held for clients         4.3%      4.6%
                              --------  --------
   Total                          4.2%      4.6%
                              ========  ========

 Net unrealized gain (loss)
  position at end of period   $  193.7  $  176.5

 Average short-term
  financing (in billions):
   U.S. commercial
    paper borrowings          $    2.4  $    2.0
   U.S. & Canadian reverse
    repurchase agreement
    borrowings                     0.6       0.3
                              --------  --------
                              $    3.0  $    2.3
                              ========  ========

 Average interest rates
  paid on:
   U.S. commercial
    paper borrowings              1.4%      4.9%
   U.S. & Canadian reverse
    repurchase agreement
    borrowings                    1.8%      4.5%

 Interest on funds held
  for clients                 $  299.2  $  316.5  $  (17.2)      (5)%
 Corporate extended
  interest income (B)             65.4      50.4      15.0       30%
 Corporate interest
  expense-short-term
  financing (B)                  (23.1)    (56.2)     33.0       59%
                              --------  --------  --------
                              $  341.5  $  310.6  $   30.9
                              ========  ========  ========

 (B) While "Corporate extended interest income" and "Corporate interest expense -short-term financing" are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this
     information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

                                                    Three Months Ended
                                                       December 31,
                                                     2008        2007
                                                   -------     -------

 Corporate extended interest income                $  33.4     $  27.0
 All other interest income                             9.9        16.2
                                                   -------     -------
   Total interest income on corporate funds        $  43.3     $  43.2
                                                   =======     =======

 Corporate interest expense - short-term financing $   6.0     $  28.7
 All other interest expense                            2.1         2.0
                                                   -------     -------
   Total interest expense                          $   8.1     $  30.7
                                                   =======     =======

                                                    Six Months Ended
                                                       December 31,
                                                     2008        2007
                                                   -------     -------

 Corporate extended interest income                $  65.4     $  50.4
 All other interest income                            24.1        36.7
                                                   -------     -------
   Total interest income on corporate funds        $  89.5     $  87.1
                                                   =======     =======

 Corporate interest expense - short-term financing $  23.1     $  56.2
 All other interest expense                            4.3         3.9
                                                   -------     -------
   Total interest expense                          $  27.4     $  60.1
                                                   =======     =======

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and "Item 1A. - Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, should be considered in evaluating any forward-looking statements contained herein.

CONTACT:  Automatic Data Processing, Inc.
          Investor Relations
          Elena Charles
            973.974.4077
          Debbie Morris
            973.974.7821